FOR IMMEDIATE RELEASE
Investors & Media:
Julie D. Tracy Sr. Vice President, Chief Communications Officer
Wright Medical Group N.V. (901) 290-5817 julie.tracy@wright.com

Wright Medical Group N.V. Reports 2017 Fourth Quarter and Full-Year Financial Results and Provides 2018 Annual Guidance

Fourth Quarter 2017 Net Sales of $218 Million; Full-Year 2017 Net Sales of $745 Million

Fourth Quarter 2017 Net Income From Continuing Operations of $27 Million; Non-GAAP Adjusted EBITDA From Continuing Operations of $38 Million

Full-Year 2017 Net Loss from Continuing Operations of Negative $65 Million; Non-GAAP Adjusted EBITDA From Continuing Operations of Positive $88 Million

U.S. Upper Extremities Business Increased 29%, Led by Ongoing Launch of PERFORM™ Reversed Glenoid

Company Provides Full-Year 2018 Net Sales Guidance of $800 Million to $812 Million

Company Provides Full-Year 2018 Non-GAAP Adjusted EBITDA Guidance of $104 Million to $111 Million

AMSTERDAM, The Netherlands - February 27, 2018 - Wright Medical Group N.V. (NASDAQ:WMGI) today reported financial results for its fourth quarter ended December 31, 2017 and provided 2018 annual guidance. Unless otherwise noted, all net sales growth rates in this release are stated on a constant currency basis, which includes the benefit of the extra four business selling days in the fourth quarter of fiscal year 2017.

Net sales from continuing operations totaled $217.6 million during the fourth quarter ended December 31, 2017, representing 12.7% as reported and 11.2% constant currency growth, including the benefit from the extra four business selling days, which the company estimates to be approximately 4.5%. Gross margins from continuing operations were 78.3% during the quarter ended December 31, 2017 and were 78.8% on a non-GAAP adjusted basis. Reconciliations of all historical non-GAAP financial measures used in this release to the most comparable GAAP measures can be found in the attached financial tables.

Robert Palmisano, president and chief executive officer, commented, “As previously reported, our fourth quarter results represent an outstanding performance in our U.S. upper extremities business, which grew 29% including the benefit of the extra four business selling days. This performance was driven by the launch of our PERFORM Reversed glenoid and continued contribution from our SIMPLICITI shoulder system. We anticipate that our ongoing PERFORM Reversed launch and accelerating adoption of the recently acquired BLUEPRINT enabling technology will continue to drive strong shoulder sales growth in 2018.”

Palmisano further commented, “As anticipated, we did not see any benefit in the fourth quarter in our U.S. lower extremities business from the sales force expansion. Additionally, we had some supply constraints primarily related to a third-party coating vendor in the fourth quarter, which we believe have been addressed. However, this affected our total ankle business during the fourth quarter. As previously discussed, we will continue to focus on improving our execution and building our physician relationships to restore growth in our core U.S. lower extremities business and expect to see improvement in 2018 as our larger sales footprint, new products, new reps and expanding relationships begin to take effect.”

Net income from continuing operations for the fourth quarter of 2017 totaled $26.9 million, or $0.25 per diluted share.

The company’s net income from continuing operations for the fourth quarter of 2017 included a $16.0 million tax benefit related to the realizability of net operating losses, a $9.8 million benefit from incentive and indirect tax projects, an $8.3 million tax benefit related to tax law reform in the U.S. and France, an unrealized gain of $1.4 million related to mark-to-market adjustments on contingent value rights (CVRs) issued in connection with the BioMimetic acquisition, an unrealized gain of $0.6 million related to mark-to-market adjustments on derivatives, non-cash interest expense of $11.7 million related to its convertible notes, and $2.9 million of transaction and transition costs.

The company's fourth quarter 2017 non-GAAP net income from continuing operations, as adjusted for the above items, was $3.5 million. The company's fourth quarter 2017 non-GAAP adjusted EBITDA from continuing operations, as defined in the non-GAAP to GAAP reconciliation provided later in this release, was $38.0 million. The attached financial tables include reconciliations of all historical non-GAAP measures to the most comparable GAAP measures.

Cash and cash equivalents totaled $167.7 million as of the end of the fourth quarter of 2017. None of the cash was considered restricted at the end of fourth quarter of 2017.

Palmisano concluded, “I believe we are positioned well for future success in both our upper and lower extremities businesses. We have focused sales organizations, highly differentiated products and robust future product development pipelines. Our 2018 guidance assumes improving underlying constant currency growth, driven by successfully executing our new product launches, including the PERFORM Reversed glenoid and minimally-invasive lower extremity procedure instruments, and improving the productivity of the U.S. lower extremities sales force. I believe that we are set up well for double-digit net sales growth and significant margin expansion in 2018 and beyond.”

Outlook

The company anticipates net sales for full-year 2018 of approximately $800 million to $812 million. This guidance range has approximately 1% cushion from foreign currency exchange rates as compared to current rates. In addition, this range implies full-year 2018 constant currency net sales growth of 9% to 11%, excluding the estimated $9 million impact of the four fewer selling days in fourth quarter of 2018.

The company anticipates full-year 2018 non-GAAP adjusted EBITDA from continuing operations, as described in the non-GAAP reconciliation provided later in this release, to be in the range of $104 million to $111 million.

The company expects its non-GAAP adjusted earnings per share from continuing operations, including share-based compensation, as described in the non-GAAP to GAAP reconciliation provided later in this release, for full-year 2018 to be a loss of $0.16 to $0.23 per diluted share.

The company estimates approximately 106.9 million diluted weighted average ordinary shares outstanding for fiscal year 2018.

The company's non-GAAP adjusted EBITDA from continuing operations target is measured by adding back to net loss from continuing operations charges for interest, income taxes, depreciation and amortization expenses, non-cash share-based compensation expense and non-operating income and expense. Additionally, the company’s adjusted EBITDA from continuing operations target excludes possible future acquisitions; other material future business developments; and due diligence, transaction and transition costs associated with acquisitions and divestitures.

The company’s non-GAAP adjusted earnings per share from continuing operations target is measured by adding back to net loss from continuing operations non-cash interest expense associated with the convertible notes; due diligence, transaction and transition costs associated with acquisitions and divestitures; mark-to-market adjustments to CVRs; non-cash mark-to-market derivative adjustments; and charges for non-cash amortization expenses, net of taxes. Note that as a result of the company’s relatively low effective tax rate due to the valuation allowance impacting a substantial portion of the company’s income/loss, the company is currently estimating the tax effect on amortization expense at 0%. Further, this adjusted earnings per share from continuing operations target excludes possible future acquisitions; other material future business developments; and gains and losses related to currency fluctuations on our intercompany receivable and payable balances that are denominated in foreign currencies.

All of the historical non-GAAP financial measures used in this release are reconciled to the most directly comparable GAAP measures. With respect to the company’s 2018 financial guidance regarding non-GAAP adjusted EBITDA from continuing operations and non-GAAP adjusted earnings per share from continuing operations, however, the company cannot provide a quantitative reconciliation to the most directly comparable GAAP measures without unreasonable effort due to its inability to make accurate projections and estimates related to certain information needed to calculate some of the adjustments as described above, including the foreign currency fluctuations and market driven fair value adjustments to CVRs and derivatives. The anticipated differences between these non-GAAP financial measures and the most directly comparable GAAP measure are described above qualitatively.

The company's anticipated ranges for net sales from continuing operations, non-GAAP adjusted EBITDA from continuing operations, and non-GAAP adjusted earnings per share from continuing operations are forward-looking statements, as are any other statements that anticipate or aspire to future events or performance. They are subject to various risks and uncertainties that could cause the company's actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the company's actual performance. See the cautionary information about forward-looking statements in the “Cautionary Note Regarding Forward-Looking Statements” section of this release.

Supplemental Financial Information

To view the fourth quarter of 2017 supplemental financial information, visit ir.wright.com. For historical information on Wright Medical Group N.V. segment reporting changes and non-GAAP combined pro forma financial information, please refer to the presentation posted on Wright’s website at ir.wright.com in the “Financial Information” section.

Internet Posting of Information

Wright routinely posts information that may be important to investors in the “Investor Relations” section of its website at www.wright.com. The company encourages investors and potential investors to consult the Wright website regularly for important information about Wright.

Conference Call and Webcast

As previously announced, Wright will host a conference call starting at 3:30 p.m. Central Time today. The live dial-in number for the call is (844) 295-9436 (U.S.) / (574) 990-1040 (Outside U.S.). The participant passcode for the call is “Wright.” A simultaneous webcast of the call will be available via Wright’s corporate website at www.wright.com.

A replay of the call will be available beginning at 5:30 p.m. Central Time on February 27, 2018 through March 6, 2018. To hear this replay, dial (855) 859-2056 (U.S.) / (404) 537-3406 (Outside U.S.) and enter code 94803367. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the “Investor Relations - Presentations/Calendar” section of the company’s corporate website located at www.wright.com.

The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this release, the Current Report on Form 8-K filed with the U.S.

Securities and Exchange Commission (SEC) today, or otherwise available in the “Investor Relations - Supplemental Financial Information” section of the company's corporate website located at www.wright.com.

The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the “Cautionary Note Regarding Forward-Looking Statements” section of this release.

About Wright Medical Group N.V.

Wright Medical Group N.V. is a global medical device company focused on extremities and biologics products. The company is committed to delivering innovative, value-added solutions improving the quality of life for patients worldwide. Wright is a recognized leader of surgical solutions for the upper extremities (shoulder, elbow, wrist and hand), lower extremities (foot and ankle) and biologics markets, three of the fastest growing segments in orthopaedics. For more information about Wright, visit www.wright.com.

™ and ® denote trademarks and registered trademarks of Wright Medical Group N.V. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Non-GAAP Financial Measures

To supplement the company’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles, the company uses certain non-GAAP financial measures in this release. Reconciliations of the historical non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables later in this release. Wright’s non-GAAP financial measures include net sales, excluding the impact of foreign currency; net income, as adjusted; EBITDA, as adjusted; gross margin, as adjusted; earnings, as adjusted; and earnings, as adjusted, per diluted share, in each case, from continuing operations. The company's management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the company's operations, period over period. Wright’s non-GAAP financial measures exclude such items as tax impacts from changes in the realizability of net operating losses, impacts from incentive and indirect tax projects, impacts from tax law reform, non-cash interest expense related to the company's convertible notes, transaction and transition costs, net gains and losses on mark-to-market adjustments on CVRs and derivative assets and liabilities, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the company's reported results of operations for a period. It is for this reason that the company cannot provide without unreasonable effort a quantitative reconciliation to the most directly comparable GAAP measures for its 2018 financial guidance regarding non-GAAP adjusted EBITDA from continuing operations and non-GAAP adjusted earnings per share from continuing operations. Management uses the non-GAAP measures in this release internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “could,” “may,” “will,” “believe,” “estimate,” “continue,” “guidance,” “future,” other words of similar meaning and the use of future dates. Forward-looking statements in this release include, but are not limited to, statements about the company’s anticipated financial results for 2018, including net sales from continuing operations, adjusted EBITDA from continuing operations and adjusted earnings per share from continuing operations, anticipated strong shoulder sales growth in 2018 and anticipated improvement in 2018 as its larger sales footprint, new products, new reps and expanding relationships begin to take effect. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Each forward-looking statement contained in this release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the failure of the company’s recent

U.S. sales force additions, focus on core product portfolio and incentives to drive U.S. lower extremities and biologics sales or delay in realization thereof; the risk of continued supply constraints; the failure to integrate the legacy Wright and Tornier businesses and realize net sales synergies and cost savings from the merger with Tornier or delay in realization thereof; operating costs and business disruption as a result of the merger, including adverse effects on employee retention and sales force productivity and on business relationships with third parties; integration costs; actual or contingent liabilities; adverse effects of diverting resources and attention to providing transition services to the purchaser of the large joints business; the adequacy of the company’s capital resources and need for additional financing; the timing of regulatory approvals and introduction of new products; physician acceptance, endorsement, and use of new products; failure to achieve the anticipated commercial sales of our AUGMENT® Bone Graft products; the effect of regulatory actions, changes in and adoption of reimbursement rates; product liability claims and product recalls; pending and threatened litigation; risks associated with the metal-on-metal master settlement agreement and the settlement agreement with the three settling insurers; risks associated with the subsequent metal-on-metal settlement agreements and ability to obtain the additional new insurance proceeds contingent thereon; risks associated with international operations and expansion; fluctuations in foreign currency exchange rates; other business effects, including the effects of industry, economic or political conditions outside of the company’s control; reliance on independent distributors and sales agencies; competitor activities; changes in tax and other legislation; and the risks identified under the heading “Risk Factors” in Wright’s Annual Report on Form 10-K for the year ended December 25, 2016 filed by Wright with the SEC on February 23, 2017, including its Quarterly Report on Form 10-Q for the quarter ended September 24, 2017 filed by Wright with the SEC on November 2, 2017, Wright’s Annual Report on Form 10-K for the year ended December 31, 2017 anticipated to be filed by Wright with the SEC on February 27, 2018 and subsequent SEC filings by Wright. Investors should not place considerable reliance on the forward-looking statements contained in this release. Investors are encouraged to read Wright’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this release speak only as of the date of this release, and Wright undertakes no obligation to update or revise any of these statements. Wright’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

--Tables Follow--

Wright Medical Group N.V.
Condensed Consolidated Statements of Operations
(dollars in thousands, except per share data--unaudited)

	Three months ended		Fiscal year ended
	December 31, 2017	December 25, 2016	December 31, 2017	December 25, 2016
Net sales	$217,602	$193,023	$744,989	$690,362
Cost of sales	47,278	50,583	160,947	192,407
Gross profit	170,324	142,440	584,042	497,955
Operating expenses:
Selling, general and administrative	133,149	140,489	525,222	541,558
Research and development	13,144	13,809	50,115	50,514
Amortization of intangible assets	6,822	7,434	28,396	28,841
Total operating expenses	153,115	161,732	603,733	620,913
Operating income (loss)	17,209	(19,292)	(19,691)	(122,958)
Interest expense, net	19,132	16,857	74,644	58,530
Other (income) expense, net	(1,305)	346	5,570	(3,148)
Loss from continuing operations before income taxes	(618)	(36,495)	(99,905)	(178,340)
Benefit for income taxes	(27,470)	(6,493)	(34,968)	(13,406)
Net income (loss) from continuing operations	$26,852	$(30,002)	$(64,937)	$(164,934)
Income (loss) from discontinued operations, net of tax	2,281	$(14,874)	$(137,661)	$(267,439)
Net income (loss)	$29,133	$(44,876)	$(202,598)	$(432,373)

Net income (loss) from continuing operations per share, basic	$0.26	$(0.29)	$(0.62)	$(1.60)
Net income (loss) from continuing operations per share, diluted	$0.25	$(0.29)	$(0.62)	$(1.60)

Net income (loss) per share, basic	$0.28	$(0.43)	$(1.94)	$(4.20)
Net income (loss) per share, diluted	$0.27	$(0.43)	$(1.94)	$(4.20)

Weighted-average number of shares outstanding-basic	105,195	103,309	104,531	102,968
Weighted-average number of shares outstanding-diluted	106,578	103,309	104,531	102,968

Wright Medical Group N.V.
Consolidated Net Sales Analysis
(dollars in thousands--unaudited)

	Three months ended			Fiscal year ended
	December 31, 2017	December 25, 2016	% change	December 31, 2017	December 25, 2016	% change
U.S.
Lower extremities	66,816	64,064	4.3%	228,044	222,936	2.3%
Upper extremities	71,685	55,462	29.3%	239,965	201,579	19.0%
Biologics	21,814	21,436	1.8%	78,361	74,603	5.0%
Sports med & other	2,242	2,103	6.6%	8,141	8,429	(3.4)%
Total U.S.	$162,557	$143,065	13.6%	$554,511	$507,547	9.3%

International
Lower extremities	16,101	16,717	(3.7)%	58,473	62,701	(6.7)%
Upper extremities	28,093	24,261	15.8%	94,699	86,502	9.5%
Biologics	6,784	5,079	33.6%	22,276	18,883	18.0%
Sports med & other	4,067	3,901	4.3%	15,030	14,729	2.0%
Total International	$55,045	$49,958	10.2%	$190,478	$182,815	4.2%

Global
Lower extremities	82,917	80,781	2.6%	286,517	285,637	0.3%
Upper extremities	99,778	79,723	25.2%	334,664	288,081	16.2%
Biologics	28,598	26,515	7.9%	100,637	93,486	7.6%
Sports med & other	6,309	6,004	5.1%	23,171	23,158	0.1%
Total sales	$217,602	$193,023	12.7%	$744,989	$690,362	7.9%

Wright Medical Group N.V.
Supplemental Net Sales Information
(unaudited)

	Three months ended December 31, 2017 net sales growth/(decline)
	U.S. as reported	Int'l constant currency	Int'l as reported	Global constant currency	Global as reported
Product line
Lower extremities	4%	(9%)	(4%)	2%	3%
Upper extremities	29%	9%	16%	23%	25%
Biologics	2%	30%	34%	7%	8%
Sports med & other	7%	(3%)	4%	0%	5%
Total net sales	14%	4%	10%	11%	13%

	Fiscal year ended December 31, 2017 net sales growth/(decline)
	U.S. as reported	Int'l constant currency	Int'l as reported	Global constant currency	Global as reported
Product line
Lower extremities	2%	(7%)	(7%)	0%	0%
Upper extremities	19%	8%	9%	16%	16%
Biologics	5%	17%	18%	8%	8%
Sports med & other	(3%)	2%	2%	0%	0%
Total net sales	9%	4%	4%	8%	8%

Wright Medical Group N.V.
Reconciliation of Adjusted Non-GAAP Earnings Per Share to Net Income (Loss) from Continuing Operations Per Share
(dollars in thousands, except per share data--unaudited)

	Three months ended		Fiscal year ended
	December 31, 2017	December 25, 2016	December 31, 2017	December 25, 2016
Net income (loss) from continuing operations, as reported	$26,852	$(30,002)	$(64,937)	$(164,934)
Net income (loss) from continuing operations per share, as reported	0.25	(0.29)	(0.62)	(1.60)
Reconciling items:
Inventory step-up amortization	—	6,767	—	37,689
Non-cash interest expense on convertible notes [1]	11,746	10,755	45,489	36,567
Non-cash loss on extinguishment of debt	—	—	—	12,343
Derivatives mark-to-market adjustments [2]	(634)	(1,813)	(4,797)	(28,273)
Transaction and transition costs	2,915	8,422	12,400	36,374
Incentive and indirect tax projects [3]	(9,774)	—	(9,774)	—
Management changes	—	—	—	1,348
CVR mark-to-market adjustments [2]	(1,401)	(280)	5,320	8,688
Contingent consideration fair value adjustment [2]	(228)	93	81	469
Legal settlement	—	—	—	1,800
Costs associated with 2021 Notes issuance	—	—	—	234
Tax law reform [4]	(8,255)	—	(8,255)	—
Tax benefit related to realizability of net operating losses [4]	(16,037)	—	(24,965)	—
IRS settlement [5]	—	—	—	(3,073)
Tax effect of reconciling items [6]	(1,728)	(2,114)	(1,798)	(7,748)
Deferred tax benefit from acquired operations	—	(5,598)	—	(5,598)
Non-GAAP net income (loss) from continuing operations, as adjusted	$3,456	$(13,770)	$(51,236)	$(74,114)
Add back amortization of intangible assets	6,822	7,434	28,396	28,841
Adjusted non-GAAP earnings	$10,278	$(6,336)	$(22,840)	$(45,273)
Weighted-average diluted shares outstanding	106,578	103,309	104,531	102,968
Adjusted non-GAAP earnings per share	$0.10	$(0.06)	$(0.22)	$(0.44)
_______________________________

[1]	Impacting interest expense, net.

[2]	Impacting other (income) expense, net.

[3]	Incentive and indirect tax projects include $0.6 million of other income and $0.2 million of interest income.

[4]	Impacting benefit from income taxes.

[5]	IRS settlement includes $0.8 million of interest income and $2.3 million tax benefit.

[6]	Determined based upon the effective tax rate in the jurisdiction in which the expense was incurred.

Wright Medical Group N.V.
Reconciliation of Non-GAAP Adjusted EBITDA to Net Loss from Continuing Operations
(dollars in thousands--unaudited)

	Three months ended		Fiscal year ended
	December 31, 2017	December 25, 2016	December 31, 2017	December 25, 2016
Net income (loss) from continuing operations	$26,852	$(30,002)	$(64,937)	$(164,934)
Interest expense, net	19,132	16,857	74,644	58,530
Benefit for income taxes	(27,470)	(6,493)	(34,968)	(13,406)
Depreciation	14,708	14,825	56,832	55,830
Amortization	6,822	7,434	28,396	28,841
Non-GAAP EBITDA	$40,044	$2,621	$59,967	$(35,139)
Reconciling items impacting EBITDA:
Non-cash share-based compensation expense	5,262	4,515	19,393	14,416
Other (income) expense, net	(1,305)	346	5,570	(3,148)
Inventory step-up amortization	—	6,767	—	37,689
Transaction and transition costs	2,915	8,422	12,400	36,374
Incentive and indirect tax projects	(8,965)	—	(8,965)	—
Management changes	—	—	—	1,348
Legal settlement	—	—	—	1,800
Costs associated with 2021 Notes issuance	—	—	—	234
Non-GAAP adjusted EBITDA	$37,951	$22,671	$88,365	$53,574
Net sales from continuing operations	217,602	193,023	744,989	690,362
Non-GAAP adjusted EBITDA margin	17.4%	11.7%	11.9%	7.8%

Wright Medical Group N.V.
Reconciliation of Non-GAAP Adjusted Gross Margins to Gross Margins from Continuing Operations
(dollars in thousands--unaudited)

	Three months ended		Fiscal year ended
	December 31, 2017	December 25, 2016	December 31, 2017	December 25, 2016
Gross profit from continuing operations, as reported	$170,324	$142,440	$584,042	$497,955
Gross margins from continuing operations, as reported	78.3%	73.8%	78.4%	72.1%
Reconciling items impacting gross profit:
Inventory step-up amortization	—	6,767	—	37,689
Transaction and transition costs	1,100	547	3,095	4,198
Non-GAAP gross profit from continuing operations, as adjusted	$171,424	$149,754	$587,137	$539,842
Net sales from continuing operations	217,602	193,023	744,989	690,362
Non-GAAP adjusted gross margins from continuing operations	78.8%	77.6%	78.8%	78.2%

Wright Medical Group N.V.
Reconciliation of Other Non-GAAP Financial Measures to Other As Reported Results
(dollars in thousands--unaudited)

	Three months ended		Fiscal year ended
	December 31, 2017	December 25, 2016	December 31, 2017	December 25, 2016
Net sales	$217,602	$193,023	$744,989	$690,362

Selling, general and administrative expense, as reported	$133,149	$140,489	$525,222	$541,558
Selling, general and administrative expense as a percentages of net sales, as reported	61.2%	72.8%	70.5%	78.4%
Reconciling items impacting selling, general and administrative expense:
Transaction and transition costs - selling, general and administrative	1,746	7,948	9,014	31,860
Incentive and indirect tax projects	(8,965)	—	(8,965)	—
Management changes	—	—	—	1,348
Legal settlement	—	—	—	1,800
Costs associated with 2021 Notes issuance	—	—	—	234
Selling, general and administrative expense, as adjusted	$140,368	$132,541	$525,173	$506,316
Selling, general and administrative expense as a percentage of net sales, as adjusted	64.5%	68.7%	70.5%	73.3%

Research & development expense, as reported	$13,144	$13,809	$50,115	$50,514
Research & development expense as a percentages of net sales, as reported	6.0%	7.2%	6.7%	7.3%
Reconciling items impacting research & development expense:
Transaction and transition costs - research & development	69	(73)	291	316
Research & development expense, as adjusted	$13,075	$13,882	$49,824	$50,198
Research & development expense as a percentage of net sales, as adjusted	6.0%	7.2%	6.7%	7.3%

Wright Medical Group N.V.
Condensed Consolidated Balance Sheets
(dollars in thousands--unaudited)

	December 31, 2017	December 25, 2016
Assets
Current assets:
Cash and cash equivalents	$167,740	$262,265
Restricted cash	—	150,000
Accounts receivable, net	130,610	130,602
Inventories	168,144	150,849
Prepaid expenses and other current assets	100,400	65,909
Total current assets	566,894	759,625

Property, plant and equipment, net	212,379	201,732
Goodwill and intangible assets, net	1,164,663	1,082,839
Other assets	184,788	246,390
Total assets	$2,128,724	$2,290,586

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$41,831	$32,866
Accrued expenses and other current liabilities	314,558	407,704
Current portion of long-term obligations	58,906	33,948
Total current liabilities	415,295	474,518
Long-term obligations	836,208	780,407
Other liabilities	288,525	348,797
Total liabilities	1,540,028	1,603,722

Shareholders' equity	588,696	686,864
Total liabilities and shareholders' equity	$2,128,724	$2,290,586